UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5.	Other Events and Required FD Disclosure

     On February 6, 2004, World Airways, Inc., a Delaware corporation (the “Registrant”), announced that its Board of Directors has approved a revised fleet plan as part of the Registrant’s five-year strategic plan. A copy of the press release issued by the Registrant on February 6, 2004 is attached hereto as Exhibit 99.1 and is incorporated into this Item 5 of this Current Report on Form 8-K as if fully set forth herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No	Document

99.1	Press release of the Registrant issued on February 6, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2004	World Airways, Inc. (Registrant)

By: /s/ Hollis L. Harris

Hollis L. Harris Chairman and Chief Executive Officer